Exhibit 99.2

PROTON GREEN, LLC

Financial Statements

Balance Sheets as of June 30, 2023 and December 31, 2022

And the Statements of Operations, Members' Equity, and Cash Flows for the

Six Months Ended June 30, 2023 and 2022

PROTON GREEN, LLC

PROTON GREEN, LLC

BALANCE SHEETS

(Unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$39,078	$124,489
Related party note receivable	25,000	25,000
Deposits	—	—
Prepaid expenses and other current assets	152,849	201,443
Total current assets	216,927	350,932
Property and equipment
Helium and CO2 properties (full cost method)	13,761,774	12,362,446
Other property and equipment, net	33,002	38,213
Total property and equipment, net	13,794,776	12,400,659
Other non-current assets
Right of use assets	135,536	162,687
Other long-term assets	219,083	43,939
Total assets	$14,366,322	$12,958,217
LIABILITIES AND MEMBERS' DEFICIT
Current liabilities
Accounts payable	$3,156,716	$1,238,711
Notes payable, net of discounts	23,168,611	19,280,887
Interest expense payable	2,883,111	1,804,477
Derivative liabilities	—	185,011
Accrued expenses and other current liabilities	616,572	127,353
Lease liabilities - current	54,468	58,259
Total current liabilities	29,879,478	22,694,698
Long-term liabilities
Asset retirement obligation	736,014	714,315
Lease liabilities	84,941	113,307
Total long-term liabilities	820,955	827,622
Total liabilities	30,700,433	23,522,320

Commitments and contingencies (note 12)

Members' deficit
Total member's deficit	(16,334,111)	(10,564,103)
Total liabilities and members' deficit	$14,366,322	$12,958,217

See accompanying notes to the financial statements

PROTON GREEN, LLC

STATEMENTS OF OPERATIONS

(Unaudited)

	Six Months Ended
	June 30, 2023	June 30, 2022
Operating expenses
Depreciation, depletion, amortization and accretion	$26,910	$25,529
Lease operating expenses	202,877	9,675
Shut-in expenses	134,633	170,856
General and administrative expenses	1,112,749	2,627,926
General and administrative expenses- related parties	235,500	291,667
Deposit on terminated purchase and sale agreement	—	500,000
Total operating expenses	1,712,669	3,625,653
Net loss from operations	(1,712,669)	(3,625,653)
Other income (expense)
Interest expense	(1,078,634)	(5,343,175)
Event of default fees	(3,887,724)	(7,180,226)
Interest income - related parties	—	2,252
Other income, net	8	5
Gain on derivatives mark-to-market	185,011	—
Total other expense	(4,781,339)	(12,521,144)
Net loss	$(6,494,008)	$(16,146,797)

Loss per 1% Membership Interest - basic and diluted	$(64,940)	$(161,468)

See accompanying notes to the financial statements

PROTON GREEN, LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

(Unaudited)

	Members' Equity	Accumulated Deficit	Contribution Receivable	Total Members' Equity (Deficit)
Members' equity as of December 31, 2021	$13,174,500	$(5,152,399)	$(500)	$8,021,601
Capital contributions	3,500,000	—	200	3,500,200
Equity financing costs	(164,000)	—	—	(164,000)
Membership Interest issued to facilitate note amendments	750,000	—	—	750,000
Warrants converted to membership interest	143,168	—	—	143,168
Net loss	—	(16,146,797)	—	(16,146,797)
Members' deficit as of June 30, 2022	$17,403,668	$(21,299,196)	$(300)	$(3,895,828)

	Members' Equity	Accumulated Deficit	Contribution Receivable	Total Members' Deficit
Members' deficit as of December 31, 2022	$21,951,668	$(32,515,471)	$(300)	$(10,564,103)
Capital contributions	750,000	—	—	750,000
Equity financing costs	(26,000)	—	—	(26,000)
Net loss	—	(6,494,008)	—	(6,494,008)
Members' deficit as of June 30, 2023	$22,675,668	$(39,009,479)	$(300)	$(16,334,111)

See accompanying notes to the financial statements

PROTON GREEN, LLC

STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	June 30, 2023	June 30, 2022
Cash Flows From Operating Activities
Net loss	$(6,494,008)	$(16,146,797)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation, depletion, amortization and accretion	26,910	25,529
Amortization of debt discount	—	4,635,147
Interest expense	1,078,634	707,965
Event of default fees	3,887,724	7,180,226
Amortization of lease costs	34,654	24,069
Amortization of intangible costs	14,981	9,987
Gain on derivatives mark-to-market	(185,011)	—
Interest income - related parties	—	(2,252)
Changes in operating assets and liabilities
Prepaids and other current assets	(129,531)	(423,997)
Other long-term assets	(12,000)	(50,910)
Accounts payable	663,446	514,226
Accrued expenses and other liabilities	489,219	197,824
Lease liabilities	(39,660)	(22,038)
Net cash used in operating activities	(664,642)	(3,351,021)

Cash Flows From Investing Activities
Acquisition of helium and CO2 properties	—	(163,843)
Additions to helium and CO2 properties	(144,769)	(1,365,888)
Net cash used in investing activities	(144,769)	(1,529,731)

Cash Flow From Financing Activities
Proceeds from notes payable	—	2,800,000
Payments on notes payable	—	(2,000,000)
Proceeds from capital contributions	750,000	3,500,200
Equity issuance costs	(26,000)	(164,000)
Net cash provided by financing activities	724,000	4,136,200
Net decrease in cash and cash equivalents	(85,411)	(744,552)

Cash and cash equivalents, beginning of period	124,489	1,521,328
Cash and cash equivalents, end of period	$39,078	$776,776

See accompanying notes to the financial statements

PROTON GREEN, LLC

STATEMENTS OF CASH FLOWS (continued)

(Unaudited)

	Six Months Ended
	June 30, 2023	June 30, 2022
Supplemental Cash Flow Information
Cash paid for interest	$—	$63

Supplemental Non-Cash Activity
Change in capital accruals	$1,254,559	$(283)
Initial fair value of new bifurcated conversion options	$—	$99,661
Initial fair value of new bifurcated warrants	$—	$29,371
Members' equity issued to facilitate note amendments	$—	$750,000
Members' equity issued for cashless warrants	$—	$143,168

See accompanying notes to the financial statements

PROTON GREEN, LLC

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Note 1 – General Business Information

Proton Green, LLC (“Proton Green” or the “Company”) is a Wyoming limited liability company that was formed on February 1, 2021 as Plateau Carbon, LLC and changed its legal name to Proton Green, LLC on December 15, 2021. Proton Green is operating under the Operating Agreement of Plateau Carbon, LLC (the “Operating Agreement”) dated April 16, 2021. The Company’s corporate office is in Houston, Texas.

Proton Green is an energy transition platform company. The Company is focused on the acquisition, exploration, development and production of helium and food grade carbon dioxide (CO2) along with having the capabilities for carbon capture and storage. The Company’s assets are concentrated in the St. Johns Field located in Apache County, Arizona of the United States (the “St. Johns Field”). As of, and for the six months ended June 30, 2023, the Company did not have any helium and CO2 production or carbon capture and storage activities.

Note 2 – Basis of Presentation and Summary of Significant Accounting Policies

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) for interim financial information (Accounting Standards Codification ("ASC") 270, Interim Reporting) and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information necessary for a full presentation of financial position, results of operations, and cash flows in conformity with GAAP. Operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole. In the opinion of management, the condensed consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the results of the Company for the periods presented.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make various assumptions, judgments and estimates to determine the reported amounts of assets, liabilities, and expenses. Changes in these assumptions, judgments, and estimates will occur as a result of the passage of time and the occurrence of future events and, accordingly, actual results could differ from amounts previously reported. The more significant areas requiring the use of assumptions, judgments and estimates in these financials include asset retirement obligations, fair value of derivative liabilities, impairment, and accrued expenses. While management believes these estimates are reasonable, changes in facts and assumptions, or the discovery of new information may result in revised estimates. Actual results could differ from these estimates, and it is reasonably possible these estimates could be revised in the near term, and these revisions could be material.

Intangibles

The Company capitalized $89,883 for implementation costs of a service contract with a hosting arrangement during the first quarter of 2022. The current portion of the balance, net of accumulated amortization, is presented in "Prepaid expenses and other current assets" and the long-term portion of the balance, net of accumulated amortization, is presented in "Other long-term assets" in the Company's Balance Sheets. The service contract with a hosting arrangement relates to the Company's enterprise resource planning system and it is being amortized using the straight-line method over an estimated useful life of 3 years. For the six months ended June 30, 2023 and 2022, the Company recognized expense of $14,981 and $9,987, respectively.

Asset Retirement Obligations (ARO)

The following table summarizes the changes in the Company’s asset retirement obligation for the periods below:

Six Months Ended June 30, 2023
Asset retirement obligations, beginning of period	$714,315
Accretion expense	21,699
Asset retirement obligations, end of period	$736,014

Note 3 – Liquidity

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

PROTON GREEN, LLC

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

The Company’s development activities require it to make significant operating and capital expenditures. Its primary sources of liquidity have been through the issuance of debt and equity. The primary uses of cash have been for the St. Johns Field Acquisition, development plans for the St. Johns Field, corporate overhead, debt service costs, and paydown of debt.

The Company has completed its first well and commenced production at its Phase I Helium Extraction Plant in July 2023 and the Company had its first sale of helium produced from the St. Johns Field in August 2023. The Company's plan is to expand into its Phase II Helium Extraction Plant and construct CO2 processing facilities, which requires financing from external sources to complete the work. Until the Company completes its Phase II Helium Extraction Plant, it will not have sufficient revenues to address its negative working capital, which includes notes that are past their maturity date, and fund its general corporate overhead. In addition, the Company has suffered recurring losses since inception and has no assurance of future profitability. There is no assurance that the financing will be achieved, accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

Note 4 – Property and Equipment, Net

Property and equipment, net is comprised of the following:

	June 30, 2023	December 31, 2022
Unproved helium and CO2 properties	$13,501,981	$12,102,653
Land	259,793	259,793
Total helium properties, net	13,761,774	12,362,446

Other property and equipment	51,908	51,908
Less: accumulated DD&A	(18,906)	(13,695)
Total other property and equipment, net	33,002	38,213

Total property and equipment, net	$13,794,776	$12,400,659

Helium and CO2 Properties

As of, and for the six months ended June 30, 2023 and for the year ended December 31, 2022, all of the Company’s helium and CO2 properties costs were classified as unproved. None of the Company’s unproved property was subject to depreciation, depletion, and amortization (“DD&A”) at June 30, 2023 and December 31, 2022. The Company did not record an impairment to unproved property during the six months ended June 30, 2023 and 2022.

Other property, plant, and equipment

As of June 30, 2023 and December 31, 2022, the Company’s other property, plant, and equipment, net consisted of a vehicle that the Company purchased for $51,908. For the six months ended June 30, 2023 and 2022, the Company recorded DD&A of $5,091.

Note 5 – Fair Value Measurements

Fair value represents the price that would be received to sell the asset or paid to transfer the liability in an orderly transaction between market participants at the reporting date. The Company’s assets and liabilities that are measured at fair value at each reporting date are classified according to a hierarchy that prioritizes inputs and assumptions underlying the valuation techniques. This fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs and consists of three broad levels:

•
Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities in active markets as of the reporting date.
•
Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data. These are inputs other than quoted prices in active markets included in Level 1 that are either directly or indirectly observable as of the reporting date.
•
Level 3: Unobservable inputs that are not corroborated by market data and may be used with internally developed methodologies that result in management’s best estimate of fair value.

PROTON GREEN, LLC

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Financial Instruments

The Company’s financial instruments measured at fair value on a recurring basis consist of embedded conversion options and freestanding warrants that required bifurcation and to be accounted for separately as derivative financial instruments. The table below sets forth the financial instruments measured at fair value on a recurring basis, by level within the fair value hierarchy as of December 31, 2022:

	Level 1	Level 2	Level 3	Total
Derivative Liabilities
Bifurcated conversion options	$—	$—	$(171,025)	$(171,025)
Bifurcated warrants	—	—	(13,986)	(13,986)
Total Derivative Liabilities	$—	$—	$(185,011)	$(185,011)

As of June 30, 2023 and December 31, 2022, the Company used a Black-Scholes-Merton model to estimate the fair value of the conversion options and bifurcated warrants, which included assumptions such as risk-free rate, volatility, and expected term to estimate the fair value of the conversion options and the bifurcated warrants. After determining the fair value using the Black-Scholes-Merton model, such fair value was multiplied times the assumed ownership percentage from the conversion. After multiplying the fair value estimated by the Black Scholes-Merton model times the assumed ownership percentage from the conversion, the Company implemented the probability-weighted expected return method (PWERM), which considered the probability of success and failure of the Company. The following range of assumptions were used to fair value the conversion options and bifurcated warrants; however, the primary driver for the fair value going to zero was a decrease in the estimated enterprise value used in the Black-Scholes-Merton model:

	June 30, 2023		December 31, 2022
	Conversion Options	Bifurcated Warrants	Conversion Options	Bifurcated Warrants
Expected volatility	54.00%	63.00%	54.00%	63.00%
Risk-free interest rate	4.53%	4.36% - 4.37%	4.53%	4.36% - 4.37%
Dividend yield	—	—	—	—
Term (years)	0.33	1.48 - 1.53	0.33	1.98 - 2.03
Success probability	15.00%	15.00%	15.00%	15.00%

The Company calculated the following weighted-average assumptions based on the fair value of the conversion options and bifurcated warrants:

	June 30, 2023		December 31, 2022
	Conversion Options	Bifurcated Warrants	Conversion Options	Bifurcated Warrants
Expected volatility	54.00%	63.00%	54.00%	63.00%
Risk-free interest rate	4.53%	4.37%	4.53%	4.37%
Dividend yield	—	—	—	—
Term (years)	0.33	1.50	0.33	2.00
Success probability	15.00%	15.00%	15.00%	15.00%

A reconciliation of the Company’s Level 3 balance is as follows:

Level 3 Balance at December 31, 2021	$185,011
Gains recognized in earnings	(185,011)
Level 3 Balance at June 30, 2023	$-

For the six months ended June 30, 2023 and 2022, there was a gain of $185,011 and no gain or loss, respectively, on mark-to-market of the bifurcated conversion options and warrants recorded in the accompanying Statement of Operations.

The Company's Amended and Restated Notes have a fair value of $5,462,270 compared to their carrying value of $19,280,887. The significant inputs into the fair value measurement includes the repayment period and the discount rate, which are classified as Level 3 inputs.

The carrying amounts of the Company’s cash, related party note receivable, accounts payable, and accrued expenses approximate their fair values because of the short-term maturities or liquid nature of these assets and liabilities.

PROTON GREEN, LLC

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Fair Value of Non-financial Assets and Liabilities

Non-financial assets and liabilities that are initially measured at fair value are comprised of ARO. The Company did not add any ARO during the six months ended June 30, 2023 or 2022.

Note 6 – Debt

All of Proton Green’s notes matured in 2022. Discounts were amortized through maturity date. The following is a summary of the Company’s outstanding notes payable:

	June 30, 2023	December 31, 2022
Amended and Restated Notes	$23,168,611	$19,280,887
Total notes payable, net	$23,168,611	$19,280,887

Kips Bay Note

On September 1, 2021, Proton Green entered into a $2,692,308 Zero-Percent Promissory Convertible Note by and among Proton Green, as borrower, and Kips Bay Selects LP, as lender (the “Kips Bay Note”). The Kips Bay Note was issued with a 35% original issue discount and maturity date of November 30, 2021. Along with the Kips Bay Note, the Company issued warrants to the lender to subscribe for and purchase from Proton Green Membership Interest, as defined in Note 10 – Members’ Equity, equal to $250,000 exercisable at a strike price or exercise price calculated on a valuation of $250,000,000; the warrants expire on September 21, 2024. The Kips Bay Note has a senior pari passu collateral position in all the assets of the Company and its securities.

The Kips Bay Note had the following amendments:

•
In October 2021, an amendment was made to the Kips Bay Note to extend the maturity date to January 15, 2022 and increase the principal amount to $3,298,077.
•
In December 2021, an amendment was made to the Kips Bay Note to extend the maturity date to January 31, 2022 and increase the principal amount to $3,513,469.
•
In January 2022, an amendment was made to the Kips Bay Note to extend the maturity date to February 18, 2022 and the Company agreed to an amendment fee of $300,000 due at the maturity date.
•
In February 2022, the Company and lender agreed to amend and restate the Kips Bay Note (the "Amended and Restated Kips Bay Note"), which extended the maturity date to April 7, 2022. The Amended and Restated Kips Bay Note bore interest at 18% per annum. As consideration for the maturity date extension, the Company agreed to pay the lender a financing, administrative, packaging, and extension fee totaling $6,324 per day due at maturity date.
•
In April 2022, an amendment was made to the Amended and Restated Kips Bay Note to extend the maturity date to April 29, 2022.

In July 2022, the lender of the Amended and Restated Kips Bay Note assigned its note and all related rights and obligations under it to the lender under the Amended and Restated Alpha Carta Note 2, as defined below, and the Amended and Restated Alpha Carta Note 3, as defined below (the “Amended and Restated Alpha Carta Notes”), in exchange for cash from the lender of the Amended and Restated Alpha Carta Notes. Proton Green also issued to Kips Bay Selects LP 0.67% of Membership Interest in the Company in order to effect this assignment. Subsequent to the assignment, the Amended and Restated Kips Bay Note and the Amended and Restated Alpha Carta Notes, collectively referred to as the Amended and Restated Notes, were outstanding with the lender under the Amended and Restated Alpha Carta Notes.

PROTON GREEN, LLC

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Alpha Carta Note 2

On December 23, 2021, Proton Green entered into a $1,846,154 Zero-Percent Promissory Convertible Note by and among Proton Green, as borrower, and Alpha Carta, Ltd., as lender (the “Alpha Carta Note 2”). The Alpha Carta Note 2 was issued with a 35% original issue discount and maturity date of January 31, 2022. Along with the Alpha Carta Note 2, the Company issued warrants to the lender to subscribe for and purchase from Proton Green Membership Interest equal to $150,000 exercisable at a strike price or exercise price calculated on a valuation of $250,000,000; the warrants expire on December 23, 2024. The Alpha Carta Note 2 has a senior pari passu collateral position in all the assets of the Company and its securities.

The Alpha Carta Note 2 had the following amendments:

•
In January 2022, an amendment was made to the Alpha Carta Note 2 to extend the maturity date to February 18, 2022 and the Company agreed to an amendment fee of $300,000 due at the maturity date.
•
In February 2022, the Company and lender agreed to amend and restate the Alpha Carta Note 2 (the "Amended and Restated Alpha Carta Note 2") which extended the maturity date to April 7, 2022 and the Amended and Restated Alpha Carta Note 2 bore interest at 18% per annum. As consideration for the maturity date extension, the Company agreed to pay the lender a financing, administrative, packaging, and extension fee totaling $3,324 per day due at maturity date.
•
In April 2022, an amendment was made to the Amended and Restated Alpha Carta Note 2 to extend the maturity date to April 29, 2022.

Alpha Carta Note 3

On January 11, 2022, Proton Green entered into a $4,307,692 Promissory Convertible Note by and among Proton Green, as borrower, and Alpha Carta, Ltd., as lender (the “Alpha Carta Note 3”). The Alpha Carta Note 3 was issued with a 35% original issue discount and maturity date of January 31, 2022. Along with the Alpha Carta Note 3, the Company issued warrants to the lender to subscribe for and purchase from Proton Green Membership Interest equal to $100,000 exercisable at a strike price or exercise price calculated on a valuation of $250,000,000; the warrants expire on January 11, 2025. The Alpha Carta Note 3 has a senior pari passu collateral position in all the assets of the Company and its securities.

The Alpha Carta Note 3 had the following amendments:

•
In February 2022, the Company and lender agreed to amend and restate the Alpha Carta Note 3 (the "Amended and Restated Alpha Carta Note 3") which extended the maturity date to April 7, 2022 and the Amended and Restated Alpha Carta Note 3 bore interest at 18% per annum. As consideration for the maturity date extension, the Company agreed to pay the lender a financing, administrative, packaging, and extension fee totaling $7,752 per day due at maturity date.
•
In April 2022, an amendment was made to the Amended and Restated Alpha Carta Note 3 to extend the maturity date to April 29, 2022.

Key Terms of and Events Under the Amended and Restated Kips Bay Note and Amended and Restated Alpha Carta Notes

The Amended and Restated Notes contain an optional conversion right and an automatic conversion feature. Under the optional conversion right, the lender has the right to convert all or part of the principal amount outstanding at the Company’s valuation of $250,000,000 into Membership Interest. In the event the Company completes a listing of its common stock onto a national stock exchange or completes a Fundamental Event, as defined in the Amended and Restated Notes agreements, which includes events such as a consolidation or merger, disposition of all or substantially all of the properties or assets of the Company, and 50% or more of the ownership or voting power of the Company transferring, the lenders agreed to automatically convert the original issue discount into Membership Interest and the remaining principal amount would remain outstanding unless the lenders elect to convert such principal amount into Membership Interest.

The Amended and Restated Notes contain covenants that limit Proton Green’s ability to, among other things: incur additional indebtedness; incur liens; make any changes in the nature of its business and modify its corporate structure or purpose; enter into, renew, extend or be a party to, any transaction or series of related transactions with any affiliate, except in the ordinary course of business in no less favorable terms than in an arm’s length transaction; repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of its equity; redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents, all or any portion of indebtedness or debt after the occurrence of an Event of Default; and declare or make any dividend or other distribution of its assets. There are no financial covenants.

PROTON GREEN, LLC

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

The following events constitutes an Event of Default: (i) failure to pay the principal amount due at the maturity date; (ii) failure to issue or transfer shares to the lenders upon conversion of its principal amount; (iii) breach of any material agreements and covenants related to the notes; (iv) breach of any representations and warranties made any agreements related to the notes; (v) assignment or appointment of a receiver or trustee; (vi) any money judgment against the Company for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of twenty days; (vii) any bankruptcy, insolvency, reorganization, or liquidation proceedings or other proceedings, voluntary or unvoluntary, against the Company; (viii) if the Company becomes public, failure to maintain the listing of its common stock; (ix) if the Company becomes public, failure to comply with reporting requirements; (x) any dissolution, liquidation, or winding up of the Company; (xi) any cessation of operation or admittance by the Company that it is otherwise generally unable to pay its debts as such debts become due, provided, however that any disclosure of the Company’s ability to continue as a “going concern” shall not be an admission that the Company cannot pay its debt as they become due; (xii) the occurrence of any default under any agreement or obligation of the Company that is not cured within ten business days that could reasonably be expected to have a Material Adverse Effect, as defined in the Amended and Restated Notes; (xiii) default on any of its obligations greater than $100,000 under any indebtedness agreement that requires such indebtedness becoming due and payable prior to the date on which it would otherwise be due and payable; (xiv) failure by the company to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business and such breach is not cured within twenty days; (xv) failure to notify the lenders of any material event of which the Company is obligated to notify the lenders pursuant to the terms of the Amended and Restated Notes and related agreements; and (xvi) invalidity or unenforceability of the Amended and Restated Notes and any related agreements.

The Company failed to pay the principal, interest and fees outstanding under the Amended and Restated Notes on April 29, 2022, which constituted an Event of Default as defined in the Amended and Restated Notes agreements. The Event of Default Redemption Price includes: (i) the Redemption Price, which is 125% of the outstanding principal amount of the notes; (ii) all interest accrued on the principal amount up to the date of the Event of Default; (iii) the amendment fees; and (iv) interest accrued on the Redemption Price after the date of the Event of Default. In addition, the Company was required to pay: (i) liquidated damages of $750,000 per note; (ii) an amount equal to 1% of the Event of Default Redemption Price for each 30 day period during which redemptions fail to be made; and (iii) the daily financing, administrative, packaging, and extension fees.

The following table summarizes the principal, fees, and event of default costs accrued at June 30, 2023 and December 31, 2022 for the Amended and Restated Notes:

Principal amount	$9,667,315
Increase for redemption price	2,416,829
Amendment fees	600,000
Liquidated damages	2,250,000
1% of event of default redemption price	1,586,667
Financing, administrative, packaging, and extension fees	8,647,800
Total principal, fees, and event of default costs	25,168,611
Paydown on notes during 2022	(2,000,000)
Notes payable outstanding at June 30, 2023	$23,168,611

Principal amount	$9,667,315
Increase for redemption price	2,416,829
Amendment fees	600,000
Liquidated damages	2,250,000
1% of event of default redemption price	848,343
Financing, administrative, packaging, and extension fees	5,498,400
Total principal, fees, and event of default costs	21,280,887
Paydown on notes during 2022	(2,000,000)
Notes payable outstanding at December 31, 2022	$19,280,887

PROTON GREEN, LLC

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Interest Expense

For the six months ended June 30, 2023, the Company recorded interest expense of $1,078,634 related to the 18% interest on the Amended and Restated Notes. For the six months ended June 30, 2022, the Company recorded interest expense of $4,635,147 for the amortization of debt discounts, $707,965 related to the 18% interest on the Amended and Restated Notes, and $63 for interest paid on its financed insurance premium.

Note 7 – Derivatives

The terms of the Company’s convertible debt instruments, as discussed in Note 6 – Debt, included conversion options and freestanding warrants that required bifurcation and to be accounted for separately as derivative financial instruments. The Company used the Black-Scholes Melton pricing model to value the derivative instruments. As of June 30, 2023, the fair value of the Company's derivative liabilities was zero. The following table summarizes the Company’s derivative liabilities as of December 31, 2022:

	Bifurcated Conversion Options	Bifurcated Warrants	Total Derivatives Liabilities
Kips Bays Note	$52,176	$—	$52,176
Alpha Carta Note 2	35,898	8,351	44,249
Alpha Carta Note 3	82,951	5,635	88,586
Total derivative liabilities	$171,025	$13,986	$185,011

The gains and losses resulting from the mark-to-market of the bifurcated conversion options and warrants are included within “Gain on derivatives mark-to-market” in the Statements of Operation. For the six months ended June 30, 2023 and 2022, there was a gain of $185,011 and no gain or loss, respectively, on mark-to-market of the bifurcated conversion options and warrants recorded in the accompanying Statement of Operations.

The initial fair value of the bifurcated conversion options and warrants were presented as a discount to the face value of the related convertible debt instruments. These discounts together with the stated interest on the convertible debt instruments are amortized over the life of the convertible debt instrument through periodic charges to income using the effective interest method.

Note 8 – Leases

As of June 30, 2023 and December 31, 2022, the Company had operating leases recorded on the balance sheet for office space in Houston, Texas (the “Houston Office”) and a site lease agreement in Arizona (the “Site Lease Agreement”) for storage of equipment. The Houston Office lease expires in October 2025 and the Site Lease Agreement expires in February 2024. All the leases have renewal options, but the Company did not recognize any of the renewal options. The Company excluded variable lease payments for operating expenses in the Houston Office.

The accompanying balance sheets includes leases with terms greater than 12 months at commencement. The present value of future lease payments was determined based upon the Company’s incremental borrowing rate. The table below summarizes the Company's discount rate and remaining lease term.

	June 30, 2023	June 30, 2022
Weighted-average discount rate
Operating leases	10.00%	10.00%

Weighted-average remaining lease term (years)
Operating leases	2.34	2.53

The following table presents the components of the Company’s lease expenses for the following periods:

		Six Months Ended
		June 30, 2023	June 30, 2022
Lease costs	Classification on our Statement of Operations
Operating lease costs	General and administrative expenses	$31,751	$21,166
Operating lease costs	Lease operating expenses	$2,903	$2,903
Short-term lease costs	General and administrative expenses	$4,418	$4,418
Variable lease costs	General and administrative expenses	$21,539	$10,508

PROTON GREEN, LLC

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Maturities of the Company’s operating lease liabilities included on the accompanying Balance Sheet as of June 30, 2023 were as follows:

Operating Leases
2023	$32,328
2024	66,508
2025	57,079
Total lease payments	155,915
Less: imputed interest	(16,506)
Present value of lease liabilities	$139,409

Note 9 – Warrants

On September 1, 2021, Proton Green entered into a $1,923,077 Zero-Percent Promissory Convertible Note (the "Abdallah Note"). The Abdallah Note was settled in December 2021; however, the Abadallah Note included warrants to the lender to subscribe for and purchase from Proton Green Membership Interest equal to $250,000 exercisable at a strike price or exercise price calculated on a valuation of $250,000,000. In February 2022, the Company cancelled and exchanged the warrants for a 0.10% Membership Interest.

The Kips Bay Note, as amended, included warrants to the lender to subscribe for and purchase from Proton Green Membership Interest equal to $250,000 exercisable at a strike price or exercise price calculated on a valuation of $250,000,000. In February 2022, the Company cancelled and exchanged the warrants for a 0.10% Membership Interest.

The Alpha Carta Note 2, as amended, included warrants to the lender to subscribe for and purchase from Proton Green Membership Interest equal to $150,000 exercisable at a strike price or exercise price calculated on a valuation of $250,000,000. The warrants expire on December 23, 2024 and were outstanding at June 30, 2023.

The Alpha Carta Note 3, as amended, included warrants to the lender to subscribe for and purchase from Proton Green Membership Interest equal to $100,000 exercisable at a strike price or exercise price calculated on a valuation of $250,000,000. The warrants expire on January 11, 2025 and were outstanding at June 30, 2023.

Note 10 – Members’ Equity

Membership Interest. Proton Green is owned by members (the “Members”). The Company is authorized to issue one class of Membership Interest. Membership Interest is each Members’ interest in the Company consisting of such Member’s right to share in profits, losses, and distributions (“Financial Rights”) and all of a Member’s rights as a Member in the Company other than Financial Rights (“Governance Rights”). A Majority Vote of the Members is a majority of the votes held by those Members having Governance Rights then outstanding. All decisions of the Members shall be determined by a Majority Vote of the Members. A Supermajority Vote of the Members, which is 66.70%, is required for the election or removal of Managers, as defined in the Operating Agreement of the Company.

The following Membership Interest transactions occurred during the six months ended June 30, 2023:

•
The Company sold approximately 0.38% of its Member Interest in exchange for $750,000. All prior Members were ratably diluted.

The following Membership Interest transactions occurred during the six months ended June 30, 2022:

•
In February 2022, the warrants associated with the Abdallah Note and the Kips Bay Note were cancelled and exchanged for an aggregate 0.20% Membership Interest. All prior Members were ratably diluted.
•
In March 2022, the Company issued a 0.30% Membership Interest to the lender under the Kips Bay Note as consideration for amending the note. All prior Members were ratably diluted.
•
The Company sold approximately 1.40% of its Member Interest in exchange for $3,500,000. All prior Members were ratably diluted.

Conversion Features. The lender under the Amended and Restated Notes have the right to convert all or part of the principal amount of the notes to Membership Interest at the Company's valuation of $250,000,000.

PROTON GREEN, LLC

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Note 11 – Transactions with Related Parties

Consulting Arrangements. The Company had various consulting agreements in place with entities and individuals that are Members and/or had ownership interest in a Member. Consulting services include executive management services, advisory fees, business development, and investor relations services. Proton Green incurred $273,500 and $445,667 in fees with related party consultants during the six months ended June 30, 2023 and 2022, respectively. For the six months ended June 30, 2023, $235,500 of related party costs were recorded in the Statement of Operations to “General and administrative expenses – related parties", $12,000 was recorded in the Balance Sheet to "Other long-term assets" and $26,000 was recorded in the Balance Sheet to "Members' Equity." For the six months ended June 30, 2022, $291,667 of related party costs were recorded in the Statement of Operations to “General and administrative expenses – related parties" and $154,000 was recorded in the Balance Sheet to "Members' Equity." At December 31, 2022, $10,000 of these related party fees were accrued in “Accrued expenses and other current liabilities”.

Related Party Note Receivable. In September 2022, the Company loaned $25,000 to an entity where a Member of Proton Green was an owner; the loan bore interest at zero percent. There was no stated maturity date for the loan.

Note 12 – Commitments and Contingencies

Commitments

All of the assets of the Company have been pledged as collateral for the Amended and Restated Notes.

Contingencies

Legal. In the ordinary course of business, the Company is party to various legal actions. In management’s opinion, the outcome of any such currently pending legal actions will not have a material adverse effect on the Company’s financial position or results of operations.

On March 1, 2022, a potential lender filed a lawsuit against the Company for breach of contract seeking a $1,000,000 break-up fee related to a commitment letter for a proposed senior secured term loan facility. The potential lender filed a motion for a default judgment and it was denied by the court. The Company was permitted to file its answer and counterclaim for breach of contract by the potential lender. The case is proceeding to discovery. A loss contingency was not recorded. The Company expensed the legal fees associated with this matter.

There are no other material litigation, arbitration or governmental proceeding currently pending against the Company or any members of its management team in their capacity as such requiring a contingent liability to be recognized as of the date of the consolidated financial statements.

Note 13 – Subsequent Events

The Company evaluated subsequent events through September 29, 2023, the date the financial statements were issued and noted the following:

Share Exchange Agreement and Subscriptions

On July 17, 2023 (the “Closing Date”), Proton Green and its Members entered into a certain Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company and Cyber App Solutions Corp. Pursuant to the Share Exchange Agreement, Cyber App Solutions Corp. agreed to exchange the outstanding Membership Interest of Proton Green held by the Proton Green Members for shares of common stock of Cyber App Solutions Corp. At the Closing Date, Cyber App Solutions Copr. issued approximately sixty-eight million (68,000,000) newly issued shares of common stock to the Proton Green Members, representing approximately 94.4% of the issued and outstanding shares of common stock of Cyber App Solutions Corp. following such issuance.

As a result of the Share Exchange Agreement and the other transactions contemplated thereunder, Proton Green is now a wholly owned subsidiary of Cyber App Solutions Corp. At the Closing Date, the then sole officer and director of Cyber App Solutions Corp., Evgenii Pak, resigned from all executive officer positions with Cyber App Solutions Corp., including Chief Executive Officer and President, and as a member of the Board, and Steven Looper was appointed as Chief Executive Officer, President, and Director of Cyber App Solutions Corp.

PROTON GREEN, LLC

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Proton Green is still evaluating the accounting impact of the Share Exchange Agreement. Subsequent to the Share Exchange Agreement, the Company raised proceeds of $4,650,000 from the sale of Cyber App Solutions Corp. common stock.